EXHIBIT 10.1

UNIT PURCHASE AGREEMENT

This UNIT PURCHASE AGREEMENT (this “Agreement”) is made as of February 8, 2002, by and between CENTERSPAN COMMUNICATIONS CORPORATION, an Oregon corporation (the “Company”), and                         , a                  (the “Investor”).

RECITAL

On the terms and subject to the conditions set forth herein, the Company desires to sell to the Investor, and the Investor desires to purchase from the Company, Units of the Company, each Unit consisting of one share of the Company’s Common Stock (“Common Stock”), and a warrant to purchase one share of Common Stock.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.              Purchase and Sale of Units

Subject to the terms and conditions of this Agreement, the Investor agrees to purchase, and the Company agrees to sell and issue to the Investor, at the Closing (as defined below),                Units at a price of $6.00 per Unit, for an aggregate purchase price of $

Section 2.              Closing

The purchase and sale of the Units shall take place at the offices of Perkins Coie LLP, 1211 S.W. Fifth Avenue, Portland, Oregon, at 10:00 a.m., on February 8, 2002 (which time and place are designated as the “Closing”; the date of the Closing is referred to herein as the “Closing Date”).  At the Closing, the Company shall deliver to the Investor a certificate representing the aggregate shares of Common Stock included in the Units the Investor is purchasing and a Warrant, in substantially the form of Exhibit A attached hereto (the “Warrant”), exercisable for the aggregate number of shares of Common Stock issuable upon exercise of the warrants included in the Units the Investor is purchasing, in each case against delivery to the Company by the Investor of a wire transfer of immediately available funds in the amount of the aggregate purchase price for such Units payable to the Company’s order.

Section 3.              Representations and Warranties of the Company

The Company hereby represents and warrants to the Investor that, except as set forth on a Schedule of Exceptions attached hereto as Schedule A:

3.1          Organization and Qualification

The Company is a corporation duly organized and validly existing under the laws of the State of Oregon.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the assets, condition (financial or other), prospects or business of the Company (a “Company Material Adverse Effect”).

3.2          Enforceability

The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the certificates, instruments and documents executed or delivered by it pursuant to the terms of this Agreement.  All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement and the performance of all of its obligations under this Agreement has been taken.  This Agreement has been duly executed and delivered by the Company, and this Agreement is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies, and (c) the enforceability of provisions requiring indemnification in connection with the offering, sale or issuance of securities.

3.3          Securities

The Common Stock and Warrants to be issued pursuant to this Agreement, when issued and delivered to the Investor pursuant to this Agreement, shall be validly issued, fully paid and nonassessable and, assuming the accuracy of the representations and warranties contained in Section 4, issued in compliance with applicable federal and state securities laws.  The shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”), when issued and delivered to the Investor pursuant to the Warrant, shall be validly issued, fully paid and nonassessable and, assuming the accuracy of the representations and warranties contained in Section 4 as of the date of such issuance, issued in compliance with applicable federal and state securities laws.

3.4          No Approvals or Notices Required; No Conflicts With Instruments

The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of law or any judgment, decree, order, regulation or rule of any court or other governmental authority applicable to the Company; (b) require any consent, approval or authorization of, or declaration, filing or registration with, any person or entity, except (i) compliance with applicable securities laws and (ii) such consents, approvals, authorizations, declarations, filings and registrations (A) which have been or as of the Closing Date will have been obtained or effected or (B) the failure of which to obtain or effect would not, both individually and in the aggregate, have a Company Material Adverse Effect; (c) result in a default (with or without the giving of notice or lapse of time, or both) under, or acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel any agreement or document filed as an exhibit the Company’s SEC Documents (as defined below), except for such defaults, accelerations, terminations or creations of such rights which would not, both individually and in the aggregate, have a Company Material Adverse Effect; or (d) conflict with or result in a breach of or constitute a default under any provision of the Articles of Incorporation or Bylaws of the Company, in each case as amended.

3.5          Capitalization

The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, of which 8,789,206 shares were issued and outstanding as of February 7, 2002, and 5,000,000 shares of preferred stock, par value $0.01 per share, none of which is issued or outstanding.  Such issued and outstanding shares of Common Stock are validly issued, fully paid and nonassessable.

3.6          SEC Documents

The Company has furnished or made available to the Investor true and complete copies of (a) its Annual Report on Form 10–K for the fiscal year ended December 31, 2000, (b) all Forms 8–K filed after the date of such Form 10–K, if any, (c) its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2001, and (d) its Proxy Statement, dated April 16, 2001, for the annual meeting of the Company’s shareholders which was held on May 15, 2001 (collectively, the “SEC Documents”).  As of their respective filing dates, each of the SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

3.7          Full Disclosure

The information furnished by the Company to the Investor or its representatives in connection with this Agreement (including, without limitation, the information contained in the SEC Documents, as the same may have been updated by filings by the Company with the Securities and Exchange Commission after the date hereof but prior to the Closing Date), when taken together, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements so made or information so delivered, in light of the circumstances under which they were made, not misleading.

3.8                               Brokers or Finders

The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by or on behalf of the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

3.9          S-3 Eligibility

As of the date hereof, the Company is eligible to use a registration statement on Form S-3 to register resales of its Common Stock.

Section 4.              Representations and Warranties of the Investor

The Investor hereby represents and warrants for itself, and not for any other Investor that:

4.1          Authorization

All corporate or other similar action, if any, required on the part of the Investor for the authorization, execution and delivery of this Agreement and the other agreements and transactions contemplated herein, and the performance of all of the Investor’s obligations hereunder and thereunder have been taken, and this Agreement constitutes, and when executed and delivered by the Investor the other agreements contemplated herein to which the Investor is a party will constitute, valid and legally binding obligations of the Investor, enforceable in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies, and (c) the enforceability of provisions requiring indemnification in connection with the offering, sale or issuance of securities.  The Investor has full power and authority to execute, deliver and perform its obligations under this Agreement and such other agreements and to own the Common Stock and Warrants to be received by the Investor hereunder and the Warrant Shares issuable upon exercise of the Warrants (collectively, the “Securities”).

4.2          Purchase Entirely for Own Account

This Agreement is made with the Investor in reliance upon the Investor’s representation to the Company, which by the Investor’s execution of this Agreement the Investor hereby confirms, that the Securities will be acquired for investment for the Investor’s own account, and not with a view to the distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in a manner contrary to the Securities Act of 1933, as amended (the “Act”), or applicable state securities laws.

4.3          Disclosure of Information; Due Diligence

The Investor has received and reviewed a copy of each SEC Document.  The Investor represents and acknowledges that it has been solely responsible for its own “due diligence” investigation of the Company and of the management and business of the Company, for its own analysis of the merits and risks of this investment, and for its own analysis of the fairness and desirability of the terms of the investment; that in taking any action or performing any role relative to the arranging of the proposed investment, the Investor has acted solely in its own interests.

4.4          Investment Experience; Accredited Investor Status

The Investor is an investor in securities of the type of the Securities and acknowledges that the Securities are a speculative risk.  The Investor is able to fend for itself in the transactions contemplated by this Agreement, can bear the economic risk of its investment (including possible complete loss of such investment) for an indefinite period of time and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.  The Investor understands that the Securities have not been registered under the Act, or under the securities laws of any jurisdiction, by reason of reliance upon certain exemptions, and that the reliance of the Company on such exemptions is predicated upon the accuracy of the Investor’s representations and warranties in this Section 4.  The Investor is familiar with Regulation D promulgated under the Act and is an “accredited investor” as defined in Rule 501(a) of such Regulation D.

4.5          Restricted Securities

The Investor understands that the Securities are characterized as “restricted securities” under the federal securities laws in as much as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances and in accordance with the terms and conditions set forth in the legend described in Section 4.6 below.  In this connection, the Investor represents that it is familiar with Rule 144 promulgated under the Act, as currently in effect, and understands the resale limitations imposed thereby and by the Act.

4.6          Legend

It is understood that the certificates evidencing the Securities may bear the following or a similar legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE LAW, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, OR (B) SUCH TRANSACTION IS EXEMPT FROM, AND NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT AND APPLICABLE STATE SECURITIES LAWS AND THIS CORPORATION RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THIS CORPORATION STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THIS CORPORATION OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

4.7          Residency

For purposes of the application of state securities laws, the Investor represents that it is a resident of the state indicated on the signature pages hereof (or if not a natural person, the Investor made its investment decision with respect to the Securities from its office located in such state).

4.8          No Intent to Control the Company

The Investor represents to the Company that it has no intention to control the Company and that it is not purchasing the Securities with a view to exerting control of the Company.  As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Company, whether through the ownership of voting securities or by contract or otherwise.

Section 5.              Conditions of the Investor’s Obligations at the Closing

The obligations of the Investor under Section 1 of this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions:

5.1          Representations and Warranties

The representations and warranties of the Company contained in Section 3 hereof shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made as of the Closing Date, other than such representations and warranties as are made as of another date.

5.2          Performance

The Company shall have performed and complied in all material respects with all agreements, obligations and covenants contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

5.3          Compliance Certificate

The Chief Executive Officer of the Company shall deliver to the Investor at the Closing a certificate certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled.

5.4          Qualification

The offer and sale of the Units to the Investor pursuant to this Agreement shall be qualified or exempt from qualification under all applicable federal and state securities laws, which qualification or exemption the Company shall have exercised its reasonable best efforts to obtain.

5.5          Legal Opinion

Perkins Coie LLP, counsel to the Company, shall have delivered to the Investor its legal opinion in substantially the form of Exhibit B attached hereto.

Section 6.              Conditions of the Company’s Obligations at the Closing

The obligations of the Company to the Investor under this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions:

6.1          Representations and Warranties

The representations and warranties of the Investor contained in Section 4 shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made as of the Closing Date.

6.2          Qualification

The offer and sale to the Investor of the Securities shall be qualified or exempt from qualification under all applicable federal and state securities laws, which qualification or exemption the Company shall have exercised its reasonable best efforts to obtain.

Section 7.              Registration Rights

(a)           Subject to Section 7(b) below, the Company shall file, with respect to the shares of Common Stock included in the Units purchased under this Agreement and the Warrant Shares (collectively, the “Registrable Shares”), a registration statement on Form S–3 (or any successor form) on or before the date 60 days after the Closing Date to register such Registrable Shares held by the Investor under the Act.  Any such registration statement may also include other shares of Common Stock issued to other investors by the Company.  The Company shall use its best efforts to have the registration statement declared effective within 120 days after the Closing Date and to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) until the earliest of (i) the fifth anniversary of the Closing Date, (ii) the date all such Registrable Shares have been disposed of pursuant to such effective registration statement and (iii) the date such Registrable Shares are sold or otherwise transferred by the Investor in a transaction in which the rights under this Section 7 are not assigned in accordance with Section 8.2 hereof.  The Company shall respond to the SEC within 15 days after the Company’s receipt of any SEC comments with respect to the registration statement or any amendments thereto, subject to timely receipt from the Investor and other holders of shares of Common Stock to be included in such registration statement of information required to so respond to such comments.

(b)           The Company shall not be obligated to effect any such registration pursuant to Section 7(a):

(1)           if the offering is deemed by the SEC to involve a primary offering by the Company and Form S-3 is not available for such offering; or

(2)           in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration.

(c)           The Company shall notify the Investor in writing at least thirty (30) days prior to filing any registration statement under the Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 7(a) of this Agreement or to any employee benefit plan or a corporate reorganization) and will afford the Investor an opportunity to include in such registration statement all or any part of the Registrable Shares then held by the Investor, subject to the provisions of Section 7(d) below.  If an Investor wants to include in any such registration statement all or any part of such Registrable Shares held by the Investor, the Investor shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of such Registrable Shares the Investor wishes to include in such registration statement.

(d)           If a registration statement under which the Company gives notice under Section 7(c) is for an underwritten offering, then the Company shall so advise the Investor.  In such event, the right of an Investor to include any of the Investor’s Registrable Shares in a registration pursuant to Section 7(c) shall be conditioned upon the Investor’s participation in such underwriting and the inclusion of the Investor’s Registrable Shares in the underwriting on the same terms and conditions as the other participants in such offering, including, without limitation, entering into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting (including a market stand-off agreement of up to 180 days if required by such underwriters).  Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to each holder of registration rights granted by the Company before the date of this Agreement that contractually require the Company to include such holder’s shares on a priority basis, and, third, to the Investor and any other holder of registration rights granted by the Company (excluding those covered above), on a pro rata basis based on the total number of shares of Common Stock then sought to be included by each in such offering.  If an Investor disapproves of the terms of any such underwriting, the Investor may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement.  Any Registrable Shares excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(e)           The Investor shall have no right to obtain or seek, nor shall the Investor obtain or seek, an injunction restraining or otherwise delaying any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

(f)            In the event any Registrable Shares are included in a registration statement under this Agreement or the terms of the Warrant:

(i)            To the extent permitted by law, the Company will indemnify and hold harmless the Investor and each person, if any, who controls the Investor within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the “1934 Act”), against any losses, claims, damages, or liabilities to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (A) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (C) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law in connection with such registration and sale of securities; and the Company will pay to the Investor or such controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 7(f)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Investor or such controlling person or their respective agents.

(ii)           To the extent permitted by law, the Investor will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, each agent and any underwriter, any other person or entity selling securities in such registration statement and any controlling person of any such underwriter or other person or entity, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Investor or its agents expressly for use in connection with such registration; and the Investor will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 7(f)(ii), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 7(f)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Investor (which consent shall not be unreasonably withheld); and, provided further, that in no event shall any indemnity under this subsection 7(f)(ii) exceed the net proceeds from the offering received by the Investor.

(iii)          Promptly after receipt by an indemnified party under this Section 7(f) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7(f), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7(f), but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7(f).

(iv)          To the extent the indemnification provided for in this Section 7(f) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other, in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(v)           The obligations of the Company and the Investor under this Section 7(f) shall survive the completion of any offering of Registrable Shares in a registration statement under Section 7, and otherwise.

(g)           If a registration statement covering Registrable Shares pursuant to this Section 7 is not declared effective by the SEC on or before the date 120 days after the Closing Date (the “Effective Deadline”), then as relief for the damages suffered therefrom by the Investor (which remedy shall be exclusive of any other remedies available at law or in equity), the Company shall,

(i) on the Effective Deadline and on each of the first five monthly anniversaries following the Effective Deadline until the earlier of (x) the date such registration statement is declared effective and (y) the date 270 days after the Closing Date, pay to the Investor an amount, in cash, as liquidated damages and not as a penalty equal to 1.0% of the purchase price paid by the Investor pursuant to this Agreement on the Closing Date for Units (the “Purchase Price”) and (ii) provided such registration statement is not then declared effective, on the date 300 days after the Closing Date and on each of the five immediately following monthly anniversaries thereof until the earlier of (x) the date such registration statement is declared effective and (y) the date 450 days after the Closing Date, pay to the Investor an amount, in cash, as liquidated damages and not as a penalty equal to 1.5% of the Purchase Price.  The payments to which the Investor may be entitled pursuant to this Section 7(g) are referred to herein as “Registration Delay Payments.”  Registration Delay Payments shall be paid within five (5) business days of the Effective Deadline and, as applicable, each monthly anniversary thereof.  If the Company fails to make Registration Delay Payments in a timely manner, such Registration Delay Payments shall bear interest at the rate of 8.0% per annum until paid in full.  Notwithstanding anything to the contrary, the Company shall not be required to make any Registration Delay Payments if the registration statement is not declared effective prior to the Effective Deadline as a result of any comments by the SEC, or refusal of the SEC to accept or review the registration statement for reasons, relating to or directed at the Investor or any other purchaser of Units of the Company with shares included in such registration statement (or any assignee or affiliate of the Investor or any such other purchaser) in connection with the registration statement (the Investor and any such other purchaser, assignee or affiliate being refereed to herein each as a “Registering Party”).

(h)           Notwithstanding the foregoing, without the prior written consent of the investors (the “Required Investors”) purchasing at least 75% of the aggregate number of shares of Common Stock included in the Units being sold by the Company on or about the date hereof pursuant to this Agreement and other Unit Purchase Agreements in substantially the same form as this Agreement (which consent shall not be unreasonably withheld), the Company shall not file with the SEC any registration statement to register shares of its capital stock until after the registration statement described in Section 7(a) above has been declared effective, other than any registration statements (a) relating to any employee benefit plan of the Company or (b) required to be filed by the Company pursuant to registration rights granted prior to the date hereof; provided, however, that the Company shall not be bound by the provisions of this Section 7(h) if, at any time at least 30 days after the filing date of the registration statement described in Section 7(a), such registration statement has not been declared effective as a result of any comments by the SEC, or refusal of the SEC to accept or review the registration statement for reasons, relating to or directed at any Registering Party in connection with the registration statement.

(i)            With a view to making available to the Investor the benefits of Rule 144 promulgated under the Act, the Company agrees to (i) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times, and (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act.(j)  The legend set forth in Section 4.6 above shall be removed from any certificate evidencing shares of Common Stock included in the Securities, and the Company shall cause its transfer agent promptly to issue a certificate or certificates without any such legend (upon surrender of the legended certificate(s) duly endorsed) to the holder of such legended certificate(s), as long as the resale of such shares is covered by an effective registration statement and the holder of such shares represents in writing to the Company that such shares (i) have been or are being sold pursuant to such registration statement or pursuant to Rule 144 under the Act or (ii) may be made pursuant to Rule 144(k) under the Act, or any successor rule or provision.

Section 8.              Miscellaneous

8.1          Survival of Warranties

The warranties, representations and covenants contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

8.2          Successors and Assigns

The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors, permitted assigns, heirs and legal representatives of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.  The rights to cause the Company to register shares of Common Stock pursuant to Section 7 may be assigned by the Investor to a transferee or assignee of such shares that acquires at least 50,000 shares (appropriately adjusted for any stock dividend, stock split, or combination applicable to the Common Stock), and who assumes the Investor’s obligations hereunder; provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Registrable Shares with respect to which such registration rights are being assigned; and, provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such shares by the transferee or assignee is restricted under the Act.

8.3          Governing Law; Jurisdiction; Venue

This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among persons domiciled in New York entered into and to be performed entirely within the State of New York.  The parties irrevocably consent to the exclusive jurisdiction and venue of the state and federal courts located in New York City in connection with any action relating to this Agreement or the Securities.

8.4          Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.5          Headings

The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.6          Notices

Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or three business days after deposit in the United States Mail, postage prepaid, registered or certified with return receipt requested and addressed to the party to be notified, if to the Company, at

7175 NW Evergreen Parkway, Hillsboro, Oregon 97124, Attention: Chief Financial Officer, or, if to an Investor, at the address indicated for the Investor on the signature page hereof, or at such other address as any such party may designate by ten days’ advance written notice to the other parties given in the foregoing manner.

8.7          Expenses

The Company shall pay all costs and expenses incurred by it with respect to the preparation and performance of this Agreement.  The Investor shall pay all costs and expenses incurred thereby with respect to the preparation and performance of this Agreement.

8.8          Amendments and Waivers

This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Investor; provided, however, that the provisions of Section 7 hereof may be amended with the written consent of the Company and the Required Investors, with any such consent being binding upon the Company and the Investor.

8.9          Severability

If one or more provisions of this Agreement is held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

8.10        Entire Agreement

This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and supersedes all prior agreements with respect to the subject matter hereof, other than any confidentiality agreements entered into in connection with the transactions contemplated hereby.

8.11        Limitation on Short Sales

The Investor agrees that as long as the Investor or any of its affiliates holds or beneficially owns any Securities issued in connection with this Agreement, neither the Investor nor any of the Investor’s affiliates will enter into any Short Sales (as defined below).  For purposes hereof, a “Short Sale” by the Investor or any affiliate thereof shall mean a short sale of Common Stock or any equivalent derivative by the Investor or any affiliate thereof that is made at a time when there is no equivalent offsetting long position in the Company’s Common Stock held by the Investor or such affiliate involved in such short sale.  For purposes of determining whether there is an equivalent offsetting long position in the Common Stock held by the Investor or any such affiliate, shares that could be received from the exercises of Warrants issued hereunder shall be deemed to be held long by the Investor and affiliates thereof.

IN WITNESS WHEREOF, the parties have duly executed this Unit Purchase Agreement as of the date first above written.

CENTERSPAN COMMUNICATIONS CORPORATION

By:
Name: Mark B. Conan
Title: Vice President of Finance, Administration and Chief Financial Officer

INVESTOR:

[NAME]

By:
Name:
Title:

Address:

Investor’s State of Residency:

S-1

EXHIBIT A

FORM OF WARRANT

EXHIBIT B

FORM OF LEGAL OPINION

SCHEDULE A

SCHEDULE OF EXCEPTIONS

Schedule to Exhibit 10.1

All Unit Purchase Agreements are not required to be filed because each of them is substantially identical to Exhibit 10.1, and the material details by which each such Unit Purchase Agreement differs from Exhibit 10.1 are as follows:

Investor	Date of Purchase	Number of Units	Aggregate Purchase Price
AIG DKR SoundShore Holdings Ltd.	02/08/02	23,600	$141,600.00
AIG DKR SoundShore Opportunity Holding Fund Ltd.	02/08/02	18,700	$112,200.00
AIG DKR SoundShore Private Investors Holding Fund Ltd.	02/08/02	44,600	$267,600.00
AIG DKR SoundShore Strategic Holding Fund Ltd.	02/08/02	13,100	$78,600.00
Louise G. Brooks IRA	02/08/02	6,000	$36,000.00
Gryphon Master Fund, L.P.	02/08/02	166,667	$1,000,0002.00
Frank G. Hausmann, Jr.	02/08/02	5,000	$30,000.00
Langley Partners, L.P.	02/08/02	100,000	$600,000.00
Quantico Partners, L.P.	02/08/02	66,666	$399,996.00
Steelhead Investments Ltd.	02/08/02	166,667	$1,000,0002.00
Synapse Fund II, LLC	02/08/02	41,667	$250,002.00
TCMP[3] Limited Partnership	02/08/02	10,000	$60,000.00
AIG DKR SoundShore Holdings Ltd. (1)	03/28/02	39,333	$235,998.00
AIG DKR SoundShore Opportunity Holding Fund Ltd. (1)	03/28/02	31,167	$187,002.00
AIG DKR SoundShore Private Investors Holding Fund Ltd. (1)	03/28/02	74,334	$446,004.00
AIG DKR SoundShore Strategic Holding Fund Ltd. (1)	03/28/02	21,833	$130,998.00
Gryphon Master Fund L.P. (1)	03/28/02	83,333	$499,998.00
Quantico Partners, L.P. (1)	03/28/02	83,333	$499,998.00
BG Development Corp. Pension Fund (1)	04/01/02	5,000	$30,000.00
Mark B. Conan (1)	04/01/02	1,000	$6,000.00
Frank G. Hausmann, Jr. (1)	04/01/02	5,000	$30,000.00
Alfred Lee (1)	04/01/02	1,000	$6,000.00
G. Gerald Pratt (1)	04/01/02	10,000	$60,000.00

(1)    Section 7(a) differs as follows:

A.            CenterSpan is obligated to file a registration statement on Form S-3 within 15 days of the Closing Date, as opposed to 60 days.

B.             CenterSpan will use its best efforts to have such registration statement declared effective within 75 days of the Closing Date, as opposed to 120 days.

C.            CenterSpan will use its best efforts to maintain the effectiveness of such registration statement until the earliest of each of the events listed in the Unit Purchase Agreement filed as Exhibit 10.1 and the date the Investor is able to dispose of all Registrable Shares in one three-month period pursuant to Rule 144 under the Securities Act of 1933, as amended, without registration under such Act.